SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2011

CLEAN COAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-50053	26-1079442
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

295 Madison Avenue (12th Floor), New York, NY 10017

 (Address of principal executive office)

Registrant's telephone number, including area code: (646) 710-3549

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In accordance with a planned transition, Douglas Hague has resigned as Senior Managing Director of Clean Coal Technologies, Inc. (the “Company”) and from the Company’s Board of Directors. Mr. Hague will be available to assist the Company should the need arise, especially with respect to our China initiatives.

Mr. Hague’s resignation was effective July 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  July 7, 2011

CLEAN COAL TECHNOLOGIES, INC.

By: /S/ Robin Eves

Robin Eves

Chief Executive Officer